Exhibit 10.5

OBJET LTD. (FORMERLY OBJET GEOMETRIES LTD.)

AMENDED AND RESTATED 2004 OMNIBUS STOCK OPTION
AND RESTRICTED STOCK INCENTIVE PLAN

APPROVED BY BOARD OF DIRECTORS ON AUGUST 15, 2004

AMENDED AND RESTATED BY BOARD OF DIRECTORS ON JULY 9, 2007

   1.                       PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

Purpose.

The purpose of the Objet Ltd. Stock Option and Restricted Stock Incentive Plan (the “Plan”) is to afford an incentive to employees, directors, Office Holders, consultants and any other person or entity whose services the Board of Directors shall decide are considered valuable (collectively “Service Providers”) to Objet Ltd., an Israeli company (the “Company”), or any Subsidiary or Affiliate of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as employees, directors, Office Holders, consultants or suppliers, to increase their efforts on behalf of the Company or any Subsidiary or Affiliate and to promote the success of the Company’s business by providing such individuals (“Grantees”) with opportunities to receive Options to purchase Ordinary Shares, of the Company or to receive Restricted Stock or other Awards pursuant to the Plan.

Types of Awards.

The Plan is intended to enable the Company to issue Awards under varying tax regimes, including, without limitation:

(i)    as “incentive stock options” (“Incentive Stock Options”) to Service Providers who are deemed to be residents of the U.S for purposes of taxation may be granted (a) Incentive Stock Options within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or the corresponding provision of any subsequently enacted United States federal tax statute, as amended from time to time; (b) “Nonqualified Stock Options” as defined below; or (c) shares of restricted stock awarded under the Plan and subject to restrictions and a risk of forfeiture (“Restricted Stock”);

(ii)   pursuant and subject to the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version) 1961, as amended from time to time (the “Ordinance”) and any regulations, rules, orders or procedures promulgated thereunder, including without limitation the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003) (the “Rules”) by the Income Tax Authorities (the “ITA”) and shall be held by a Trustee for the benefit of the Grantees (such Awards, “102 Stock Options”), it being clarified that Awards to Service Providers, including Office Holders and excluding Controlling Shareholders as defined below, in Israel will be 102 Stock Options;

(iii)  pursuant to Section 3(9) of the Ordinance (such Awards, “3(9) Stock Options”); and

(iv)  other stock-based Awards pursuant to Section 12 hereof. Apart from issuance under the relevant tax regimes in the United States of America and the State of Israel, the Plan contemplates issuances to Grantees (as defined below) in other jurisdictions with respect to which the Committee (as defined below) is empowered to make the requisite adjustments in the Plan and set forth the relevant conditions in the Company’s agreement with the Grantee in order to comply with the requirements of the tax regimes in any such jurisdictions.

The Plan contemplates the issuance of Awards by the Company, both as a private company and as a publicly traded company.

Construction. To the extent any provision herein conflicts with the conditions of any relevant tax law or regulation which are relied upon for tax relief in respect of a particular Option or Stock granted to a Grantee, the provisions of such law or regulation shall prevail over those of the Plan and the Committee is empowered hereunder to interpret and enforce the said prevailing provisions.

   2.                       DEFINITIONS.

As used in this Plan, the following words and phrases shall have the meanings indicated:

   2.1.                                   “Affiliate” shall mean an affiliate of, or person affiliated with, a specified person or company or other trade or business that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, any Subsidiary and for the purpose of Options granted pursuant to Section 102 shall mean an “employing company” within the meaning of Section 102(a) of the Ordinance.

   2.2.                                   “Award” shall mean any share of stock, Option, share of Restricted Stock or any other Share-based award, granted to a Grantee under the Plan and any share issued pursuant to the exercise of an Option.

   2.3.                                   “Board” shall mean the Board of Directors of the Company.

   2.4.                                   “Committee” shall mean a committee established by the Board to administer the Plan.

   2.5.                                   “Companies Law” shall mean the Israel Companies Law-1999, as amended.

   2.6.                                   “Controlling Shareholder”, as defined under Section 32(9) of the Ordinance.

   2.7.                                   “Disability” shall mean (i) the inability of a Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by a medical doctor satisfactory to the Committee or (ii) as “permanent and total disability” is defined in Section 22(e)(3) of the Code, as amended from time to time.

   2.8.                                   “Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder.

   2.9.                                   “Exercise Period” shall mean the period in which the Option shall be exercisable.

   2.10.                                 “Exercise Price” shall mean the exercise price for each Share of Stock covered by an Option.

   2.11.                                 “Fair Market Value” per share as of a particular date shall mean (i) the closing sales price per Share on the securities exchange on which the Stock is principally traded for the last preceding date on which there was a sale of such Stock on such exchange; or (ii) if the Stock is listed on the Nasdaq National Market, the last reported price per Share on the Nasdaq National Market on the last preceding date on which there was a sale of such Stock on the Nasdaq National Market; or (iii) if the Stock is then traded in an over-the-counter market, the average of the closing bid and asked prices for the Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market; or (iv) if the Stock is listed on the Toronto Stock Exchange, the last reported price per share on the Toronto Stock Exchange on the last preceding date on which there was a sale of such Stock on the Toronto Stock Exchange; or (v) if the Stock is not then listed on a securities exchange or market or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine which determination shall be conclusive and binding on all parties, and shall be made after such consultations with outside legal, accounting and other experts as the Committee may deem advisable, and the Committee may maintain a written record of its method of determining such value. If the Stock is listed or quoted on more than one established stock exchange or national market system, the Committee shall determine the appropriate exchange or system.

   2.12.                                 “Grantee” shall mean a person who receives a grant of Options, Restricted Stock or Shares under the Plan, who at the time of grant is an employee, director, Office Holder, supplier or consultant of the Company.

   2.13.                                 “Initial Public Offering” shall mean the underwritten initial public offering of Shares and the listing of such shares for trading on any recognized stock exchange or market (including AIM) or over-the-counter or computerized securities trading system.

   2.14.                                 “Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

   2.15.                                 “Nonqualified Stock Option” shall mean any Option granted to a U.S. resident or Canadian resident, as the case may be, which Option is not designated as, or does not meet the conditions for an Incentive Stock Option.

   2.16.                                 “Office Holder” shall mean any office holder (“nose misra”) as defined in the Companies Law.

   2.17.                                 “Options” shall mean all options to purchase Shares granted as 102 Stock Options, 3(9) Stock Options, Incentive Stock Options and Non-Qualified Stock Options, as well as options issued under other tax regimes collectively.

   2.18.                                 “Ordinance” shall mean the Israeli Income Tax Ordinance (New Version) 1961, and the regulations promulgated thereunder, all as amended from time to time.

   2.19.                                 “Parent” shall mean any company (other than the Company), which now exists or is hereafter organized, (i) in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or (ii) as defined in Section 424(e) of the Code.

   2.20.                                 “Retirement” shall mean a Grantee’s retirement pursuant to applicable law or in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

   2.21.                                 “Shares” shall mean the shares of the Company of such class as shall be designated by the Board in respect of the relevant Award.

   2.22.                                 “Subsidiary” shall mean any company (other than the Company), which now exists or is hereafter organized or acquired by the Company, (i) in an unbroken chain of companies beginning with the Company if, at the time of granting an Award, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or (ii) as defined in Section 424(f) of the Code.

   2.23.                                 “Ten Percent Shareholder” shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

   2.24.                                 “Trustee” shall mean the trustee appointed by the Committee or the Board, as the case may be, to hold the respective Options, Restricted Stock and/or shares of Stock, (and, in relation with 102 Stock Options, approved by the Israeli tax authorities), if so appointed.

   3.                       ADMINISTRATION.

To the extent permitted under law and the Articles of Association and bylaws of the Company, the Plan shall be administered by the Committee. However, in the event that the Board does not create a committee to administer the Plan, the Plan shall be administered by the Board in its entirety. Furthermore, in the event that an action necessary for the administration of the Plan is required under law to be taken by the Board, including, but not limited to the decision to grant Options to any director or officer of the Company, as defined under the Companies Law, or to another party, in each case, that under the Companies Law requires additional corporate approvals by the Company, then such action shall be so taken by the Board. In any of the above events, all references herein to the Committee shall be construed as references to the Board.

The Committee shall consist of two or more directors of the Company, the final number to be fixed by the Board of Directors. The Board of Directors shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee however caused.

The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

Subject to the general terms and conditions of this Plan and applicable law, the Committee shall have full authority in its discretion, from time to time and at any time, to determine any of the following, or to recommend to the Board of Directors any of the following if it is not authorized to take such action according to applicable law: (i) eligible Grantees, (ii) determine the terms and provisions of the Option Agreement including, but not limited to, the number of Shares to be covered by each Option, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for, and (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. The Board shall determine the Fair Market Value (as defined below) of the Shares and it may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate. Grants of Options shall be made pursuant to written notification to Grantees setting out the terms of the grant. The Committee shall be authorized to grant Options to the Grantees under the Plan (other than to Officers and any other party to whom the grant of Options requires additional corporate approvals under the Companies Law or other applicable law, regulation or rules), and shall be entitled to recommend to the Board of Directors the grant of Options to Grantees who are Officers or any other party to whom the grant of Options requires additional corporate approvals under the Companies Law or other applicable law, regulation or rules. Subject to the Companies Law, the Committee shall be authorized to issue Shares underlying Options which have been granted and duly exercised pursuant to the provisions hereof, in accordance the Companies Law and the grant of any Option by the Committee shall be deemed to include an authorization of the issuance of Shares upon the due exercise thereof.

Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States in recognition of the differences in local law, tax policy, or custom.  The Committee shall have the authority to grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan or to set a new exercise price for the same Option lower than that previously provided in the Option.

All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any Awards under this Plan, unless otherwise determined by the Board of Directors No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Each member of the Board and the Committee shall be indemnified and held harmless by the Company against any cost or expense (including fees of counsel) reasonably incurred by him, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as director, Office Holder or otherwise under the articles of association of the Company, any agreement, any vote of share or disinterested directors, or otherwise.

   4.                       ELIGIBILITY.

Options, Restricted Stock and Share may be granted to employees, directors, Office Holders, consultants and suppliers of the Company and any Subsidiary or Affiliate, provided, however, that Incentive Stock Options and 102 Stock Options may be granted only to employees of the Company or a Subsidiary, and 102 Stock Options may be also granted to Office Holders of the Company or a Subsidiary or Affiliate (and who are not “Controlling Shareholders”, as defined in Section 32(9) of the Ordinance). A person who has been granted an Option, Restricted Stock or Share hereunder may be granted additional Options, Restricted Stock or Share, if the Committee shall so determine, subject to the limitations herein. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

Subject to applicable law, 102 Trustee Options may only be granted to Employees and Office Holders of the Company or of any Affiliate thereof, who are Israeli residents (“Eligible 102 Grantees”). Eligible 102 Grantees may receive only 102 Trustee Grants or Non-Trustee Grants. Subject to applicable law, Non-Employees who are Israeli residents who are not Eligible 102 Grantees may only be granted only 3(i) Options under this Plan. Each Option shall be designated in the Option Agreement or other document evidencing the Options granted or Shares issued pursuant to this Plan as one of the following: (a) a 102 Trustee Option (either as a 102 Capital Gains Track Option or a 102 Ordinary Income Track Option), (b) a 102 Non-Trustee Option, (c) a 3(i) Option, (d) Incentive Stock Options, (e) Nonqualified Stock Options, or (f) Restricted Share.

Unless otherwise permitted by the Ordinance and the Rules, no 102 Trustee Options may be granted until, thirty (30) days at least after the requisite filings required by the Ordinance and the Rules have been appropriately made with the ITA.

   5.                       SHARES.

The initial number of Shares reserved for the grant of Awards under the Plan shall be 17,933,539 Shares. The class of said Shares shall be designated by the Board with respect to each Award and the Notice of grant shall reflect such designation. Any option granted hereunder which should have been expired, cancelled or terminated or forfeited for any reason without having been exercised and therefore returned to the “pool” of reserved Shares thereunder, shall automatically, and without any further action on the part of the Company or any Grantee, be transferred to, and enlarge, the “pool” of reserved Shares under this Plan (the “Added Pool”) and shall again be available for grant for the purposes of this Plan (unless this Plan shall have been terminated) or unless the Board determines otherwise. The Board may increase or decrease the number of Shares to be reserved under the Plan. Such Shares may, in whole or in part, be authorized but unissued Shares, or Shares that shall have been or may be reacquired by the Company (to the extent permitted pursuant to the Companies Law) or by a trustee appointed by the Board under the relevant provisions of the Ordinance, the Companies Law or any equivalent provision. Any of such Shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

If any outstanding Award under the Plan (including the Added Pool) should, for any reason, expire, be canceled or be forfeited without having been exercised in full, the Shares allocable to the unexercised, canceled or terminated portion of such Award shall (unless the Plan shall have been terminated) become available for subsequent grants of Awards under the Plan.

   6.                       TERMS AND CONDITIONS OF OPTIONS.

Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director’s service as a member of the Board or the services of an Office Holder, as the case may be, shall be deemed to be employment with the Company or its Subsidiary or Affiliate.

   6.1.                                   NUMBER OF SHARES. Each Option Agreement shall state the number of Shares to which the Option relates.

   6.2.                                   TYPE OF OPTION. Each Option Agreement shall specifically state the type of Option granted thereunder and whether it constitutes a Incentive Stock Option, Nonqualified Stock Option, 102 Stock Option and the relevant track, 3(9) Stock Option, Incentive Stock Options or otherwise, and in the absence of such specification such options shall be deemed Nonqualified Stock Options.

   6.3.                                   EXERCISE PRICE. Each Option Agreement shall state the Exercise Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant or such other amount as may be required pursuant to the Code. In the case of a Nonqualified Stock Option granted to any Grantee, the per share exercise price shall be equal to the amount determined by the Committee or the Board, as the case may be. In the case of a grant of Options to a Canadian employee, the per share exercise price shall, in any event, not be less than the Fair Market Value. In the case of an Incentive Stock Option granted to any

Ten-Percent Shareholder, the Exercise Price shall be no less than 110% of the Fair Market Value of the shares of Stock covered by the Option on the date of grant. In no event shall the Exercise Price of an Option be less than the par value of the shares for which such Option is exercisable. Subject to Section 3 and to the foregoing, the Committee may reduce the Exercise Price of any outstanding Nonqualified Stock Option. The Exercise Price shall also be subject to adjustment as provided in Section 13 hereof.

To the extent applicable, the Board and the Committee, as the case may be, shall consider and apply any of the requirements of Section 409A of the Code when determining per share exercise price for Awards.

   6.4.                                   MANNER OF EXERCISE. Subject to Section 6.6 below, an Option may be exercised, as to any or all shares of Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Stock with respect to which the Option is being exercised, along with payment of the Exercise Price for such shares in the manner specified in the following sentence. The Exercise Price shall be paid in full with respect to each share, at the time of exercise, either in cash or in such other manner as the Committee shall determine.

   6.5.                                   TERM AND VESTING OF OPTIONS. Each Option Agreement shall provide the vesting schedule for the Option as determined by the Committee, provided that (to the extent permitted under law) the Committee shall have the authority to accelerate the vesting of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Unless otherwise resolved by the Committee and stated in the Option Agreement, and subject to Sections 6.6, 6.7 and 6.11 hereof and the last sentence of this Section 6.5, Options shall vest and become exercisable under the following schedule: twenty-five percent (25%) of the shares of Stock covered by the Option on the first anniversary of the date on which such Option is granted, provided that the Grantee remains continuously employed by or in the service of the Company or its Subsidiary or Affiliate for that one year, and six and one-quarter percent (6.25%) of the shares of Stock covered by the Option at the end of each subsequent quarter, provided that the Grantee remains continuously employed by or in the service of the Company or its Subsidiary or Affiliate for that quarter, over the course of the following three (3) years of continued employment by or service for the Company or its Subsidiary or Affiliate; provided, however, that (to the extent permitted under law) the Committee, in its absolute discretion, may, on such terms and conditions as it may determine to be appropriate, accelerate or otherwise change the time at which such Option or any portion thereof may be exercised. The Option Agreement may contain performance goals and measurements, and the provisions with respect to any Option need not be the same as the provisions with respect to any other Option. The Exercise Period of an Option will be ten (10) years from the date of the Grant of the Option unless otherwise determined by the Committee (to the extent permitted under law); provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, such Exercise Period shall not exceed five (5) years from the date of grant of such Option. After such Exercise Period, all Awards not exercised shall be deemed null and void.  The Exercise Period shall be subject to earlier termination as provided in Sections 6.6, 6.7 and 6.11 hereof.

   6.6.                                   TERMINATION.

Except as provided in this Section 6.6 and in Sections 6.7 and 6.11 hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director, Office Holder or consultant or supplier relationship with the Company or a Subsidiary or Affiliate thereof or, in the case of an Incentive Stock Option, a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which to which Section 424(a) of the Code applies, and unless the Grantee has remained continuously so employed or in the director, Office Holder, supplier, or consultant relationship since the date of grant of the Option. In the event that the employment or director, Office Holder or consultant or supplier relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), then subject to Section 6.11, all Options of such Grantee that are vested and exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within the earliest to occur of (i) the thirtieth (30th) day following the Initial Public Offering consummated within twelve (12) months after the date of such termination, or (ii) the closing of a Merger/Sale consummated within twelve (12) months after the date of such termination, and (iii) the ninetieth (90th) day after the date of such termination, if at the time of such termination, the Company has already consummated its Initial Public Offering (or such different period as the Committee shall prescribe); provided, however, that if the Company (or the Subsidiary or Affiliate, when applicable) shall terminate the Grantee’s employment or service for Cause (as defined below) or if following the Grantee’s employment conditions arise or are discovered with respect to the Grantee that would have constituted Cause for termination of his or her employment, all Options theretofore granted to such Grantee (whether vested or not) shall, to the extent not theretofore exercised, terminate on the date of such termination or cessation unless otherwise determined by the Committee.

In the case of a Grantee whose principal employer is a Subsidiary or Affiliate, the Grantee’s employment shall also be deemed terminated for purposes of this Section 6.6 as of the date on which such principal employer ceases to be a Subsidiary or Affiliate. Notwithstanding anything to the contrary, the Committee, in its absolute discretion may, on such terms and conditions as it may determine appropriate, extend the periods for which the Options held by any individual may continue to vest and be exercisable; provided, that such Options may lose their status as Incentive Stock Options under applicable law and be deemed Nonqualified Stock Options in the event that the period of vesting and/or exercisability of any option is extended beyond the later of: (i) one hundred and eighty (180) days after the date of cessation of employment or performance of services; or (ii) the applicable period under Section 6.7 below.

For purposes of this Plan, the term “Cause” shall mean any of the following resulting from an act or omission of Grantee: (a) fraud, embezzlement or felony or similar act; (b) failure to substantially perform duties as an employee, director, office holder or consultant or to abide by the general policies of the Company (or a Subsidiary or Affiliate, when applicable) applicable to such person (including, without limitation, policies relating to confidentiality, non competition, non solicitation and reasonable workplace conduct); (c) an act of moral turpitude, or any similar act, to the extent that such act causes injury to the reputation, business or business relationship of the Company (or a Subsidiary or Affiliate, when applicable); (d) any other act or omission which in the reasonable opinion of the Company or a Subsidiary or Affiliate could be financially injurious to the Company or a Subsidiary or Affiliate or injurious to the business reputation of the Company or a Subsidiary or Affiliate; (e) any material breach by the Grantee of an agreement between the Company or any Subsidiary or Affiliate and the Grantee; or (f) any other grounds for termination for cause under the under the Grantee’s employment or consulting agreement with the Company or Subsidiary or Affiliate, to the extent applicable.

   6.7.                                   DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while employed by, or performing service for, the Company or a Subsidiary, or within the three (3) months period after the date of termination of such Grantee’s employment or service (or within such different period as the Committee may have provided pursuant to Section 6.6 hereof), or if the Grantee’s employment or service shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise vested and exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within one (1) year after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or service of a Grantee shall terminate on account of such Grantee’s Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within the three (3) month period after the date of such Retirement (or such different period as the Committee shall prescribe).

   6.8.                                   SUSPENSION OF VESTING. Unless the Board of Directors or the Committee provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. Notwithstanding the above, a Service Provider shall not cease to be considered as such in the case of any (a) leave of absence which was pre-approved by the Company, or (b) transfers between locations of the Company or between the Company, any parent or subsidiary, or any successor.

   6.9.                                   VOTING PROXY.  The right to vote any Shares acquired hereunder pursuant to an Award of Options, Restricted Stock or Share shall be given by the Grantee or the Grantee’s transferee, pursuant to an irrevocable proxy, to the person or persons designated by the Board. All Awards granted hereunder shall be conditioned upon the execution of such irrevocable proxy. So long as any such shares are held by a Trustee, such shares shall be voted by the Trustee, unless the Trustee is directed otherwise by the Board in the same proportion as the result of the shareholder vote in respect of which the votes held by the Trustee are being cast. Notwithstanding the foregoing, the provisions of this Section 6.9 or of any irrevocable proxy granted pursuant hereto shall be of no force or effect immediately after the consummation of the Company’s Initial Public Offering or the consummation of a Merger/Sale (as defined below).

   6.10.                                 OTHER PROVISIONS. The Option Agreements evidencing Awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine, including without limitation, provisions in connection with the restrictions on transferring the Awards, and the Grantee’s consent to adhere to lock-up arrangements between the Company and an underwriter involved in a public offering of the Company’s shares.

   6.11.                                 NO VESTING OR EXERCISE PRIOR TO IPO OR MERGER/SALE. Notwithstanding anything to the contrary herein or in the Plan (including this Section 6 of this Plan), the vesting and exercisability of the Options granted hereunder with respect to the purchase of Ordinary Shares is, in addition to all other terms and conditions, subject to (a) the Company having consummated the Initial Public Offering (as defined in the Plan) during the term which the Options would be otherwise vested and exercisable under this Plan and the particular Notice of Grant and Option Agreement or (b) the Company’s consummation of a Merger/Sale (as defined in the Plan), during the term which the Options would be otherwise vested and exercisable under the Plan and Notice of Grant and Option Agreement, in which event of Merger/Sale the Grantee would be entitled to exercise the options that would be otherwise vested and exercisable under the Plan and Notice of Grant and Option Agreement. This Section 6.11 shall not apply after the Initial Public Offering.

   7.                       NONQUALIFIED STOCK OPTIONS.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject to the general terms and conditions specified in Section 6 hereof and other provisions of the Plan, except for said provisions of the Plan applying to Options under a different tax law or regulation.

   8.                       INCENTIVE STOCK OPTIONS.

Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be granted subject to both the following special terms and conditions and the general terms and conditions specified in Section 6 hereof and other provisions of the Plan, except for said provisions of the Plan applying to Options under a different tax law or regulation:

   8.1.                                   VALUE OF SHARES. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which all Incentive Stock Options granted under this Plan and all other option plans of any Subsidiary or Affiliate become exercisable for the first time by each Grantee during any calendar year shall not exceed one hundred thousand United States dollars ($100,000) with respect to such Grantee. To the extent that the aggregate Fair Market Value of shares of Stock with respect to which the Incentive Stock Options are exercisable for the first time by any Grantee during any calendar years exceeds one hundred thousand United States dollars ($100,000), such Options shall be treated as Nonqualified Stock Options.  The foregoing shall be applied by taking options into account in the order in which they were granted, with the Fair Market Value of any share of Stock to be determined at the time of the grant of the Option. In the event the foregoing results in the portion of an Incentive Stock Option exceeding the one hundred thousand United States dollars ($100,000) limitation, only such excess shall be treated as a Nonqualified Stock Option.

   8.2.                                   TEN PERCENT SHAREHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, (i) the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of such Incentive Stock Option, and (ii) the Exercise Period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

   8.3.                                   INCENTIVE STOCK OPTION LOCK-UP PERIOD. No disposition of Shares received pursuant to the exercise of Incentive Stock Options (“ISO Shares”), shall be made by the Grantee within 2 years from the date of grant nor within 1 year after the transfer of such ISO Shares to him. To the extent that the Grantee violates the aforementioned limitations, the Incentive Stock Options shall be deemed to be Nonqualified Stock Options.

   8.4.                                   APPROVAL. The status of any ISO Shares shall be subject to approval of the Plan by the Company’s shareholders, such approval to be provided 12 months before or after the date of adoption of the Plan by the Board of Directors.

   8.5.                                   EXERCISE FOLLOWING TERMINATION. Notwithstanding anything else else in this Plan to the contrary, Incentive Stock Options that are not exercised within ninety days following termination of Grantee’s employment in the Company or its Affiliates and subsidiaries, or within one year in case of termination of Grantee’s employment in the Company or its Affiliates and subsidiaries due to a disability (within the meaning of section 22(e)(3) of the Code), shall be deemed to be Nonqualified Stock Options.

   8.6.                                   ADJUSTMENTS TO INCENTIVE STOCK OPTIONS. Any Option Agreement providing for the grant of Incentive Stock Options shall indicate that adjustments made pursuant to the Plan with respect to Incentive Stock Options could constitute a “modification” of such Incentive Stock Options (as that term is defined in Section 424(h) of the Code) or could cause adverse tax consequences for the holder of such Incentive Stock Options and that the holder should consult with his or her tax advisor regarding the consequences of such “modification” on his or her income tax treatment with respect to the Incentive Stock Option.

   8.7.                                   NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each Grantee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Grantee makes a Disqualifying Disposition of any ISO Shares. A “Disqualifying Disposition” is any disposition (including any sale) of such ISO Shares before the later of (a) two years after the date the Grantee was granted the Incentive Stock Option, or (b) one year after the date the Grantee acquired Shares by exercising the Incentive Stock Option. If the Grantee dies before such ISO Shares are sold, these holding period requirements do not apply and no disposition of the ISO Shares will be deemed a Disqualifying Disposition.

   9.                       102 STOCK OPTIONS.

Options granted pursuant to Section 102 of the Ordinance shall be granted pursuant to either (a) Section 102(b)(2) thereof as capital gains track options (“102 Capital Gains Track Options”), or (b) Section 102(b)(1) thereof as ordinary income track options (“102 Ordinary Income Track Options”; together with 102 Capital Gains Track Options, “102 Trustee Options”).  The Company may grant only one type of 102 Trustee Option at any given time to all Grantees who are to be granted 102 Trustee Options pursuant to this Plan, and shall file an election with the ITA regarding the type of 102 Trustee Option it chooses to grant before the date of grant of any 102 Trustee Options (the “Election”). Once the Company has filed such Election, it may change the type of 102 Trustee Option that it chooses to grant only after the passage of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election. Such Election shall also apply to any bonus shares received by any employee as a result of holding the options. For the avoidance of doubt, such Election shall not prevent the Company from granting Options, pursuant to Section 102(c) of the Ordinance without a Trustee (“102 Non-Trustee Options”).

Each 102 Trustee Option will be deemed granted on the date stated in a written notice to be provided by the Company, provided that on or before such date (i) the Company has provided such notice to the Trustee and (ii) the Grantee has signed all documents required pursuant to this Section 5.

Each 102 Trustee Option granted to an Grantee and each certificate for Shares acquired pursuant to the exercise of any 102 Trustee Option thereof, and any rights granted thereunder, including, without limitation, bonus shares, shall be allocated or issued to and registered in the name of a Trustee and shall be held in trust for the benefit of the Grantee for a period set by the Board of Directors but which shall not be be less than the requisite period prescribed by the Ordinance and the Rules, i.e., as of the date of the adoption of the Plan, a period of twenty four (24) months for Options granted under the capital gains route and a period of twelve (12) months for Options granted under the ordinary income route, commencing at the date on which the 102 Trustee Options were issued and entrusted with the Trustee, or such other period as may be required by the ITA, during which Options granted or Shares issued by the Company must be held by the Trustee for the benefit of the person to whom they were granted or issued (the “Required Holding Period”). In the case the requirements for a 102 Trustee Option are not met, then the 102 Trustee Option may be treated as a 102 Non-Trustee Option, all in accordance with the provisions of Section 102 and the Rules.  After termination of the Required Holding Period, the Trustee may release such 102 Trustee Option and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Grantee has paid any applicable tax due pursuant to the Ordinance or (ii) the Trustee and/or the Company and/or its Affiliate withholds any applicable tax due pursuant to the Ordinance arising from 102 Trustee Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options. The Trustee shall not release any 102 Trustee Options or shares allocated or issued upon exercise of such Option prior to the payment in full of the Grantee’s tax liabilities arising from 102 Trustee Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

Each 102 Trustee Option (whether a 102 Capital Gains Track Option or a 102 Regular Income Track Option, as applicable) shall be subject to the relevant terms of Section 102 and the Ordinance, which shall be deemed an integral part of the 102 Trustee Option and which shall prevail over any term contained in the Plan or Option Agreement not consistent therewith. Any provision of the Ordinance and any approvals by the Income Tax Commissioner not expressly specified in this Plan or Option Agreement which are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Grantee. The Grantee granted a 102 Trustee Option shall comply with the Ordinance and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the Ordinance specifically includes compliance with the Rules. Further, the Grantee agrees to execute any and all documents, which the Company and/or its Affiliates and/or the Trustee may reasonably determine to be necessary in order to comply with the Ordinance and, particularly, the Rules.

With respect to 102 Trustee Options during the Required Holding Period, the Grantee shall not release from trust or sell, assign, transfer or give as collateral, the Shares received upon the exercise of a 102 Trustee Option and/or any shares received subsequently following any realization of rights derived from Shares (including stock dividends) until the lapse of the Required Holding Period. Notwithstanding the above, if any such sale or release occurs during the Required Holding Period it will result in adverse tax ramifications to the Grantee under Section 102 of the Ordinance and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Grantee. Subject to the foregoing, the Trustee may, pursuant to a written request from the Grantee, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) payment has been rendered to the tax authorities of all taxes required to be paid upon the release and transfer of the shares, and confirmation of such payment has been received by the Trustee and (ii) the Trustee has received written confirmation from the Company that all requirement for such release and transfer have been fulfilled according to the terms of the Company’s terms of the Company’s corporate documents, the Plan, the Option Agreement and any applicable law.

In the event a stock dividend is declared on Shares which derive from Options granted as 102 Trustee Options, such dividend shall also be subject to the provisions of this Section and the Required Holding Period for such dividend shares shall be measured from the commencement of the Required Holding Period for the Shares with respect to which the dividend was declared.

If a 102 Trustee Option is exercised during the Required Holding Period, the Shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Grantee. If such an Option is exercised after the Required Holding Period ends, the Shares issued upon such exercise shall, at the election of the Grantee, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Grantee directly, provided that the Grantee first complies with all applicable provisions of the Plan.

The foregoing provisions of this Section relating to 102 Trustee Options shall not apply with respect to 102 Non-Trustee Options, which shall, however, be subject to the relevant provisions of Section 102 and the Rules.

Upon receipt of a 102 Trustee Option, the Grantee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and executed in good faith in relation with the Plan, or any 102 Trustee Option or Share granted to him thereunder.

   10.                     3(9) STOCK OPTIONS.

Options granted pursuant to this Section 10 are intended to constitute 3(9) Stock Options and shall be subject to the general terms and conditions specified in Section 6 hereof and other provisions of the Plan, except for said provisions of the Plan applying to Options under a different tax law or regulation.

To the extent required by the Ordinance or the Income Tax Commissioner of the State of Israel or otherwise deemed prudent or advisable by the Committee, the 3(9) Stock Options which shall be granted pursuant to the Plan shall be issued to a Trustee nominated by the Committee in accordance with the provisions of the Ordinance. In such event, the Trustee shall hold such Options in trust, until exercised by the Grantee, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will be entered into between the Company and the Trustee. If determined by the Board of Directors or the Committee, and subject to the trust agreement the Trustee shall be responsible for withholding any taxes to which an Grantee may become liable upon the exercise of Options.

   11.                     RESTRICTED STOCK.

The Committee may award shares of Restricted Stock to any eligible employee, director, Office Holder, consultant or supplier, including under Section 102 of the Ordinance. Each Award of Restricted Stock under the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Restricted Stock Agreement”), in such form as the Committee shall from time to time approve, which Restricted Stock Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

   11.1.                                 NUMBER OF SHARES. Each Restricted Stock Agreement shall state the number of shares of Restricted Stock to be subject to an Award.

   11.2.                                 VESTING. Each Restricted Stock Agreement shall provide the vesting schedule for the Restricted Stock as determined by the Committee, provided that (to the extent permitted under applicable law) the Committee shall have the authority to determine the vesting schedule and accelerate the vesting of any outstanding share Restricted Stock at such time and under such circumstances as it, in its sole discretion, deems appropriate. Unless otherwise resolved by the Committee and stated in the Restricted Stock Agreement, Restricted Stock shall vest in the same vesting schedule as set forth in Section 6.5 hereof.

   11.3.                                 RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the Award is granted (the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the shares of Restricted Stock as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include, but are not limited to, sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. Certificates for shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee, or, if a Restricted Stock Award is made pursuant to Section 102, by the Trustee. In determining the Restricted Period of an Award the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such Award. To the extent required by the Ordinance or the Income Tax Commissioner of the State of Israel, the Restricted Stock issued pursuant to Section 102 of the Ordinance shall be issued to the Trustee in accordance with the provisions of the Ordinance and the Restricted Stock shall be held for the benefit of the Grantee for such period as may be required by the Ordinance.

   11.4.                                 ADJUSTMENT OF PERFORMANCE GOALS. The Committee may adjust performance goals to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or the exclusion of the impact of extraordinary or unusual items, events or circumstances. The Committee also may adjust the performance goals by reducing the amount to be received by any Grantee pursuant to an Award if and to the extent that the Committee deems it appropriate.

   11.5.                                 FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment or director or Office Holder or consultant relationship with the Company or any Subsidiary or Affiliate shall terminate for any reason prior to the expiration of the Restricted Period of an Award, any shares remaining subject to restrictions (after taking into account the provisions of Section 11.7) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, or cancelled by, as the case may be, the Company or a Subsidiary at no cost to the Company or Subsidiary, subject to all applicable law. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Grant.

   11.6.                                 OWNERSHIP. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares of Stock, subject to Section 6.9 and Section 11.3, including the right to receive dividends with respect to such shares of Stock and to vote such shares of Stock.  All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

   11.7.                                 ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of any of the events listed in Section 13.2 and subject to Section 13.3, all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force and effect. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded with respect to any or all Grantee on such terms and conditions as the Committee shall deem appropriate.

   12.                     OTHER SHARE OR SHARE-BASED AWARDS.

The Committee may grant other Awards under the Plan pursuant to which shares of Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 11 hereof), cash or a combination thereof, are or may in the future be acquired or received, or Awards denominated in stock units, including units valued on the basis of measures other than market value. The Committee may also grant stock appreciation rights without the grant of an accompanying option, which rights shall permit the Grantees to receive, at the time of any exercise of such rights, cash equal to the amount by which the Fair Market Value of all shares of Stock in respect to which the right was granted exceeds the exercise price thereof. The Committee may and it is hereby deemed to be an Award under the terms of the Plan granted to Grantees (including employees) the opportunity to purchase shares of Stock of the Company in connection with any public offerings of the Company’s securities. Such other Stock based Awards may be granted alone, in addition to, or in tandem with any Award of any type granted under the plan and must be consistent with the purposes of the Plan.

   13.                     EFFECT OF CERTAIN CHANGES.

   13.1.                                 GENERAL. In the event of a subdivision of the outstanding share capital of the Company, any payment of a stock dividend (distribution of bonus shares), a recapitalization, a reorganization (which may include a combination or exchange of shares), a consolidation, a stock split, a reverse stock split, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, the Committee shall, take the required measures in order to make the appropriate adjustments in one or more of (i) the number of shares of Stock available for Awards, (ii) the number of such shares of Stock covered by outstanding Awards, and (iii) the exercise price per share covered by the Option Awards; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share and that the Company shall have no obligation to make any cash or other payment with respect to such fractional shares.

   13.2.                                 MERGER AND SALE OF COMPANY.

13.2.1.                                              In the event of (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all or substantially all of the shares of capital stock of the Company; (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another corporation, which effects a Change of Control; or (iv) a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation which effects a Change of Control (all such transactions being herein referred to as a “Merger/Sale”), then, without the Grantee’s consent and action, the Committee in its sole discretion may cause that any Award then outstanding be assumed or an equivalent Award shall be substituted by such successor corporation (“Successor Corporation”) or, in such event that such Merger/Sale transaction is effected through a subsidiary, the parent of such successor corporation, under substantially the same terms as the Award; Change of Control shall mean that immediately subsequent to the event, the shareholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving successor entity in such merger, consolidation, amalgamation, scheme of arrangement or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving successor in such merger, consolidation, amalgamation, scheme of arrangement or similar transaction.

13.2.2.                                              For the purposes of this Section 13.2, the Option shall be considered assumed if, following a Merger/Sale transaction, the option confers on the holder thereof the right to purchase or receive, for each Share underlying an Option immediately prior to the Merger/Sale transaction, the consideration (whether stock, cash, or other securities or property) distributed to or received by holders of Ordinary Shares of the Company in the Merger/Sale transaction for each Share held on the effective date of the Merger/Sale transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received in the Merger/Sale transaction does not consist solely of ordinary shares (or their equivalent) of the Successor Corporation, the Board of Directors or the Committee may, with the consent of the Successor Corporation, provide for the per share consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Successor Corporation equal in Fair Market Value to the per share consideration received by holders of a majority of the outstanding Ordinary Shares in the Merger/Sale transaction, as determined by the Board of Directors or the Committee; and provided further that the Board of Directors or the Committee may determine, in its sole discretion, that in lieu of such assumption or substitution of Options for options of the successor company or its parent or any subsidiary thereof, such Options will be substituted for any other type of asset or property.

13.2.3.                                              In such case that such successor corporation or other entity does not agree to assume the Award or to substitute an equivalent Award and, if the Award is an Option (“Option Award”), then the Committee shall, in lieu of such assumption or substitution of the Option Award and in its sole discretion, either (i) provide for the Grantee to have the right to exercise the Option Award as to all of the then vested shares of Stock or any part thereof, including shares of Stock covered by the Option Award which would not otherwise be exercisable, under such terms and conditions as the Committee shall determine; or (ii) provide for the cancellation of each outstanding Option Award at the closing of such Merger/Sale, against payment to the Grantee of an amount in cash equal to (a) the fair market value of each share of Stock covered by the Option Award as reflected under the terms of the Merger/Sale, minus (b) the Exercise Price of each share of Stock covered by the Option Award. Any unvested and outstanding Option Award remaining subsequent to the above shall immediately expire, cease to exist and be of no legal effect.

13.2.4.                                              In the event that the Board of Directors determines in good faith that, in the context of a Merger/Sale transaction, certain Options have no monetary value and thus do not entitle the holders of such Options to any consideration under the terms of the Merger/Sale transaction, the Board of Directors may determine that such Options shall terminate effective as of the effective date of the Merger/Sale transaction.

13.2.5.                                                                                      Notwithstanding the foregoing, in the event of a Merger/Sale, the Committee may determine in its sole discretion that upon completion of such Merger/Sale, the terms of any Award be otherwise amended and modified, as the Committee shall deem in good faith to be appropriate, and if an Option Award, that the Option Award shall confer the right to purchase any other security or asset, or any combination thereof, or that its terms be otherwise amended or modified, as the Committee shall deem in good faith to be appropriate.

   13.3.                                                            RESERVATION OF RIGHTS. Except as expressly provided in this Section 13, the Grantee of an Award hereunder shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend (bonus shares) or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, Merger/Sale, or consolidation, divestiture or spin-off of assets or stock of another company; and any issue by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right of power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

14.                                                       NON-TRANSFERABILITY OF AWARDS; SURVIVING BENEFICIARY.

All Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative, to the extent provided for herein. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary. Notwithstanding the forgoing, upon the request of the Grantee, the Committee, at its sole discretion, may permit to transfer the Award to a trust family.

As long as the Shares are held by the Trustee in favor of the Grantee, all rights possessed by the Grantee over the Shares are personal, may not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

15.                                                       AGREEMENT BY GRANTEE REGARDING TAXES.

    15.1.                                                             If the Committee shall so require, as a condition of exercise of an Option, the release of shares of Stock by the Trustee or the expiration of the Restricted Period (each a “Tax Event”), each Grantee shall agree that, no later than the date of the Tax Event, he will pay to the Company or make arrangements satisfactory to the Committee and the Trustee (if applicable) regarding payment of any applicable taxes of any kind required by law to be withheld or paid upon the Tax Event.

    15.2.                                                             ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY OPTIONS, SHARES OF STOCK, OR RESTRICTED STOCK, OR IN THE CASE OF AN OPTION, FROM ITS EXERCISE, FROM THE SALE OR DISPOSITION OF THE SHARES OF STOCK OR RESTRICTED STOCK OR FROM ANY OTHER ACT OF THE GRANTEE IN CONNECTION WITH THE FOREGOING SHALL BE BORNE SOLELY BY THE GRANTEE, AND THE GRANTEE

GRANTEE SHALL INDEMNIFY THE COMPANY, ITS SUBSIDIARIES AND AFFILIATES AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PENALTY, INTEREST OR INDEXATION THEREON OR THEREUPON.

    15.3.                                                             The Company or any Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes or funds which the Company or any Subsidiary is required by any law or regulation of any governmental authority, whether federal, provincial, state or local, domestic or foreign, to withhold in connection with any Awards (collectively, “Withholding Obligations”). Such steps may include, by way of example only and not limitation, (i) requiring a Grantees to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) allowing the Grantees to tender Stock to the Company, in the Fair Market Value of which at the tender date, the Committee determines to be sufficient to satisfy such Withholding Obligations where applicable legislation permits; (iii) withholding Stock otherwise issuable upon the exercise of an Award and which have a Fair Market Value at the exercise date sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to honor the exercise of any Options by or on behalf of a Grantee until all tax consequences arising from the exercise of such Options are resolved in a manner acceptable to the Company.

    15.4.                                                             Each Grantee shall notify the Company in writing within ten (10) days after the date such Grantee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of shares of Stock or Awards granted or received hereunder, and each Grantee agrees to any settlement, closing or other similar agreement in connection with the foregoing. Upon request, a Grantee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company’s tax liability as a result of such event.

    15.5.                                                             THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THE OPTIONS.

    15.6.                                                             With respect to 102 Non-Trustee Options, if the Grantee ceases to be employed by the Company or any Affiliate, the Grantee shall extend to the Company and/or its Affiliate with whom the Grantee is employed a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the Ordinance and the Rules.

   16.                                                            RIGHTS AS A STOCKHOLDER; VOTING AND DIVIDENDS.

With respect to all Shares (in contrast to unexercised Options) allocated or issued upon the exercise of Options purchased by the Grantee and held by the Trustee, if applicable, the Grantee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Articles of Association, as amended from time to time, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102, as aforementioned in section 9, and the rules, regulations or orders promulgated thereunder.

   17.                                                          NO RIGHTS TO EMPLOYMENT.

Nothing in the Plan or in any Award granted or agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant, director, Office Holder or supplier relationship with, the Company or any Subsidiary or Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.  Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant, Office Holder or director relationship with, the Company or any Subsidiary or Affiliate.

   18.                                                          APPROVAL.

The Plan shall take effect upon its adoption by the Board (the “Effective Date”), subject to approval of the Plan within one year of the Effective Date, by a majority of the votes cast on the proposal at a meeting or a written consent of shareholders. Upon approval of the Plan by the shareholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. The Plan shall terminate on the tenth anniversary of such date. Notwithstanding the foregoing, in the event that approval of the Plan by the stockholders of the Company is required under applicable law, in connection with the application of certain tax treatment or pursuant to applicable stock exchange rules or regulations or otherwise, such approval shall be obtained within the time required under the applicable law.

   19.                                                          PERIOD DURING WHICH AWARDS MAY BE GRANTED.

Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the Effective Date. Awards outstanding subsequent to the foregoing ten (10) years shall continue to be governed by the provisions of the Plan.

   20.                                                          TERM OF OPTION

Anything herein to the contrary notwithstanding, and in addition to the termination of Options under the provisions of Section 6.6 hereof, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for within ten (10) years after the date on which the Option was granted, as set forth in the Notice of Grant in the Grantee’s Option Agreement, such Option, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall expire. In the case of Shares held in trust, the Grantee shall elect whether to release such Shares from trust or sell the Shares, thereby realizing a tax event, and upon such release or sale such trust shall expire.

   21.                                                          AMENDMENT AND TERMINATION OF THE PLAN.

The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, unless otherwise determined by the Board, an amendment which requires shareholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided herein, no suspension, termination, modification or amendment of the Plan may adversely affect adversely affect any Award previously granted, unless the written consent of the Grantee is obtained.

   22.                                                          NON-EXCLUSIVITY OF THE PLAN.

Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term or long-term incentive plans.

   23.                                                          MISCELLANEOUS.

Each Award awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires. The use of captions in this Plan or any Option Agreement or Restricted Stock Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such agreement.

   24.                                                          GOVERNING LAW.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the jurisdiction, in which the Grantee is employed or provides Services (excluding the choice of law rules thereof). Certain definitions, which refer to laws other than the laws of such jurisdiction, shall be construed in accordance with such other laws.

   25.                                                          MARKET STAND-OFF

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the United States Securities Act of 1933, as amended or equivalent law in another jurisdiction, including the Company’s initial public offering, the Grantee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters, however in any event, such period shall not exceed 180 days. In the event of a event of a subdivision of the outstanding share capital of the Company, the declaration and payment of a stock dividend (distribution of bonus shares), the declaration and payment of an extraordinary dividend payable in a form other than stock, a recapitalization, a reorganization (which may include a combination or exchange of shares or a similar transaction affecting the Company’s outstanding securities without receipt of consideration), a consolidation, a stock split, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, an adjustment in conversion ratio, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Plan until the end of the applicable stand-off period.

   26.                                                          CONDITIONS UPON ISSUANCE OF SHARES

 26.1.                                                Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option, unless the exercise of such Option and the issuance and delivery of such Shares shall comply with applicable laws as determined by counsel for the Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

 26.2.                                                Investment Representations. As a condition to the exercise of an Option, the Board of Directors may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and make other representations as may be required under applicable securities laws if, in the opinion of counsel for the Company, such representations are required, all in form and content specified by the Board of Directors.

   27.                                               RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be amended with respect to a particular country by means of an appendix to the Plan, and to the extent that the terms and conditions set forth in any appendix conflict with any provisions of the Plan, the provisions of the appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Options or Restricted Shares issued to an Grantee or recipient of Restricted Shares under the jurisdiction of the specific country that is the subject of the appendix and shall not apply to Options issued to an Grantee or recipient of Restricted Shares not under the jurisdiction of such country. The adoption of any such appendix shall be subject to the approval of the Board of Directors or Committee.